SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    February 6, 2006

Intelligroup, Inc.

(Exact Name of Registrant as Specified in Charter)

New Jersey	0-20943	11-2880025

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

499 Thornall Street Edison, New Jersey	08837

(Address of Principal Executive Offices)	(Zip Code)

(732) 590-1600

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

ITEM 8.01. Other Events.

On February 6, 2006, Intelligroup, Inc. (the “Company”) received notice from the staff of the United States Securities and Exchange Commission (“SEC”) that its investigation In the matter of Intelligroup, Inc. (HO-10068) has been terminated and that no enforcement action has been recommended to the Commission. On February 7, 2006, the Company issued a press release announcing that the SEC had terminated the investigation.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 99 – Press Release of the Company dated February 7, 2006.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INTELLIGROUP, INC.

By: /s/ Madhu Poomalil
Name: Madhu Poomalil
Title: Chief Financial Officer and Treasurer

Date: February 7, 2006